Exhibit 10.1

AMENDMENT NO. 5
TO
SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP

December 13, 2017

This Amendment No. 5 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of December 13, 2017, by Ashford OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), and by Ashford OP Limited Partner LLC, a Delaware limited liability company, as a limited partner of the Partnership, pursuant to the authority granted in Section 11.1(d) of the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated April 14, 2016, as amended by Amendment No. 1 thereto dated as of July 13, 2016, Amendment No. 2 thereto dated October 18, 2016, Amendment No. 3 thereto dated as of August 25, 2017 and Amendment No. 4 thereto dated as of November 17, 2017 (the “Partnership Agreement”), for the purpose of issuing additional Common Partnership Units to Ashford OP Limited Partner LLC in exchange for a contribution of property by Ashford OP Limited Partner LLC to the Partnership, including ancillary and related purposes as provided below.  Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”) adopted resolutions on December 5, 2017 approving a capital contribution (the “Contribution”) by the Company to Ashford OP Limited Partner LLC and by Ashford OP Limited Partner LLC to the Partnership of the existing receivable (the “Receivable”) from the Partnership and 598,163 shares of AINC Common Shares in exchange for the issuance by the Partnership of additional Common Partnership Units;

WHEREAS, the Board has determined that in connection with the Contribution and the issuance of additional Common Partnership Units, it is appropriate to recapitalize (“Recapitalization”) the Common Partnership Units so that the Conversion Factor becomes 1.0;

WHEREAS, the General Partner has determined that, in connection with the Contribution, it is necessary and desirable to amend the Partnership Agreement to create additional Common Partnership Units and recapitalize the Common Partnership Units so as to cause the Conversion Factor to be 1.0;

WHEREAS, Section 11.1(d) of the Partnership Agreement permits the General Partner with the approval of Limited Partners holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners to amend the Partnership Agreement; and

WHEREAS, Ashford OP Limited Partner LLC holds more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners and the General Partner and Ashford OP Limited Partner LLC desire to amend the Agreement to make the revisions set forth below as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.             Article I is amended to amend the following defined term effective immediately after the effect of the transaction described in Exhibit V hereto:

“Conversion Factor” shall mean 1.0; provided, however, that if the Company (i) declares or pays a dividend on its outstanding REIT Common Shares in REIT Common Shares or makes a distribution to all holders of its outstanding REIT Common Shares in REIT Common Shares, (ii) subdivides its outstanding REIT Common Shares, or (iii) combines its outstanding REIT Common Shares into a smaller number of REIT Common Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

2.             New Section 8.1(e) is added to read:

(e)           Effective on December 13, 2017, the transactions, Capital Contribution, related Common Partnership Unit issuance and Common Partnership Unit recapitalization in Exhibit V are authorized and approved and all actions taken in connection with such transactions, Capital Contribution, related Common Partnership Unit issuance and Common Partnership Unit recapitalization are ratified.

3.             The Partnership Agreement is hereby amended to incorporate a new Exhibit V thereto to reflect the Contribution, the related issuance of Common Partnership Units to Ashford OP Limited Partner LLC and the Recapitalization and to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the Common Partnership Units to Ashford OP Limited Partner LLC and the recapitalization of the Common Partnership Units.

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4.             Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner and Ashford OP Limited Partner LLC hereby ratify and confirm.

5.             This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

6.             If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

Ashford OP General Partner LLC,
a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership

By:	/s/ David A. Brooks
David A. Brooks, Vice President

LIMITED PARTNER:

Ashford OP Limited Partner LLC,
a Delaware limited liability company, as a Limited Partner of Ashford Hospitality Limited Partnership

By:	/s/ David A. Brooks
David A. Brooks, Vice President

EXHIBIT V

CONTRIBUTION OF ASSETS BY ASHFORD OP LIMITED PARTNER LLC TO  ASHFORD HOSPITALITY LIMITED PARTNERSHIP

Effective December 13, 2017 (“Exhibit V Effective Date”), the Company conveyed, assigned and contributed 598,163 shares of AINC Common Shares and the existing receivable from the Partnership (collectively, the “Assets”) to Ashford OP Limited Partner LLC and Ashford OP Limited Partner LLC conveyed, assigned and contributed the Assets to the Partnership in exchange for Common Partnership Units of the Partnership.  Immediately after such conveyance, assignment and contribution, the Common Partnership Units held by each Limited Partner (including, for avoidance of doubt, each holder of LTIP Units) were recapitalized by multiplying the Common Partnership Units owned by each Limited Partner by the Conversion Factor as of the beginning of the Exhibit V Effective Date with the result that the Conversion Factor as of the end of the Exhibit V Effective Date is 1.0.  Immediately after the Common Partnership Units were recapitalized, Ashford OP Limited Partner LLC owned the number of Common Partnership Units equal to the number of REIT Common Shares of the Company issued and outstanding on the Exhibit V Effective Date.

Capitalized terms used and not defined in this Exhibit V shall have the meanings set forth in the Partnership Agreement.

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